Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
301 Hillsborough St. Suite 1400 Raleigh, NC 27603 T 919.329.3800 F 919.329.3799 Nelsonmullins.com

September 24, 2026

Glucotrack, Inc.

301 Rte. 17 North, Ste. 800

Rutherford, NJ 07070

Ladies and Gentlemen:

We have acted as counsel to Glucotrack, Inc. (the “Company”), a Delaware corporation, in connection with the offering by the Company of an aggregate of (i) 169,388 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”) and (ii) pre-funded warrants (the “Pre-Funded Warrants” and, together with the Shares, the “Securities”) to purchase up to an aggregate of 1,350,220 shares of Common Stock (the “Pre-Funded Warrant Shares”), registered under the Registration Statement on Form S-3 (No. 333-282297) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and declared effective by the Commission on October 3, 2024 (the “Registration Statement”).

The Securities are to be sold by the Company pursuant to that certain Securities Purchase Agreement, dated September 24, 2026 (the “Purchase Agreement”), entered into by and among the Company and the purchasers named therein, a form of which has been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

As counsel, in connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, including (i) the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; (ii) the base prospectus, dated October 3, 2024, together with the documents incorporated by reference therein, filed with the Registration Statement (the “Base Prospectus”), and the prospectus supplement, dated September 24, 2026, in the form to be filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Securities (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”); (iii) the organizational documents of the Company, including the Company’s Certificate of Incorporation, as amended and as currently in effect, and the Company’s Bylaws, as amended and currently in effect; (iv) minutes and records of the corporate proceedings of the Company with respect to the authorization of the sale and issuance of the Securities; (v) the Purchase Agreement and (vi) the form of Pre-Funded Warrant filed as Exhibit 4.1 to the Current Report on Form 8-K. We have also reviewed such other documents and made such other investigations as we have deemed appropriate.

For the purpose of rendering this opinion, we assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records, certificates and other information made available to us by the Company. In addition, in rendering this opinion, we assumed that the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, the Base Prospectus and the Prospectus Supplement, including all supplements and amendments thereto.

CALIFORNIA | COLORADO | DISTRICT OF COLUMBIA | FLORIDA | GEORGIA | ILLINOIS | MARYLAND | MASSACHUSETTS | MINNESOTA | NEW YORK | NORTH CAROLINA | OHIO | PENNSYLVANIA | SOUTH CAROLINA | TENNESSEE | TEXAS | VIRGINIA | WEST VIRGINIA

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the federal law of the United States and internal laws of the State of Delaware and the State of New York.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

1.	The Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and sold in accordance with the Registration Statement and the Prospectus and delivered and paid for in accordance with the terms of the Purchase Agreement, the Shares will be validly issued, fully paid and nonassessable.

2.	The Pre-Funded Warrants have been duly authorized by all necessary corporate action on the part of the Company and, when issued and sold in accordance with the Registration Statement and the Prospectus and delivered and paid for in accordance with the terms of the Purchase Agreement, the Pre-Funded Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

3.	The Pre-Funded Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, the Pre-Funded Warrant Shares, when and if issued upon exercise of the Pre-Funded Warrants in accordance with the terms of the Pre-Funded Warrants, including payment of any applicable exercise price therefor, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K and to the incorporation by reference of this opinion into the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement, the Base Prospectus and the Prospectus Supplement. By giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP